Exhibit 10.16
AMENDMENT NO. 1
TO MASTER REPURCHASE AGREEMENT
          Amendment No. 1, dated as of October 25, 2006 (this “Amendment”), between Goldman Sachs Mortgage Company, as buyer (the “Buyer”), New Century Warehouse Corporation, as a seller (a “Seller”), New Century Mortgage Corporation, as a seller (a “Seller” and, together with New Century Warehouse Corporation, the “Sellers”) and New Century Financial Corporation, as guarantor (the “Guarantor”).
RECITALS
          The Buyer, the Sellers, and the Guarantor are parties to that certain Master Repurchase Agreement, dated as of February 15, 2006 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). The Guarantor is a party to that certain Guaranty (the “Guaranty”), dated as of February 15, 2006, as the same may be amended from time to time, by the Guarantor in favor of the Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.
          The parties have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and reaffirm the Guaranty on the date hereof.
          Accordingly, the parties hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
          Section 1. Temporary Amendment. For purposes of this Amendment, this Section 1 will be effective only during the period beginning on the date hereof through and including December 31, 2006 (the “Temporary Amendment Period”).
          1.1 Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definitions in their proper alphabetical order:
          ““High LTV Repurchased Mortgage Loan” shall mean a Repurchased Mortgage Loan with a LTV greater than 100% but no greater than 107%.”
          ““Repurchased Mortgage Loan” shall mean a first lien Mortgage Loan (a) which is repurchased by a Seller from a third party as a result of (i) a breach of representations and warranties under the agreed upon terms in which the claimed breach is not a result of fraud or material misrepresentation of fact by any party to the Mortgage Loan or consumer credit law violation, or (ii) an early payment default repurchase obligation, (b) where the claimed breach or early payment default is expressly identified to the Buyer in writing, (c) which is subject to a Transaction hereunder for no more than 270 days and (d) which has not been foreclosed upon or converted into REO Property. In addition to the foregoing, in no event will a Repurchased

Mortgage Loan be subject to a Transaction hereunder as a “Repurchased Mortgage Loan” if there is a breach of representation and warranty in respect of such Repurchased Mortgage Loan other than the breach identified in writing to the Buyer pursuant to subclause (b) of this definition.”
          ““Repurchased 30 Day Delinquent Mortgage Loan” shall mean any Repurchased Mortgage Loan as to which any Monthly Payment, or part thereof, remains unpaid for at least 30 days but less than 60 days from the original Due Date for such Monthly Payment.”
          ““Repurchased 60 Day Delinquent Mortgage Loan” shall mean any Repurchased Mortgage Loan as to which any Monthly Payment, or part thereof, remains unpaid for at least 60 days but less than 90 days from the original Due Date for such Monthly Payment.”
          ““Repurchased 90 Day Delinquent Mortgage Loan” shall mean any Repurchased Mortgage Loan as to which any Monthly Payment, or part thereof, remains unpaid for at least 90 days but less than 120 days from the original Due Date for such Monthly Payment.”
          ““Repurchased Aged Mortgage Loan” shall mean any Repurchased Mortgage Loan which has been subject to a Transaction hereunder for a period in excess of 150 days but not in excess of 270 days.”
          ““Repurchased Mortgage Loan Trust Receipt” shall have the meaning ascribed thereto in the Custodial Agreement.
          1.2 Schedule 1-A. The introductory paragraph and Section (b) of Schedule 1-A of the Existing Repurchase Agreement are deleted in their entirety and replaced with Exhibit A hereto.
          1.3 Delivery of Mortgage File. Section 3(b) of the Existing Repurchase Agreement is hereby amended by deleting clause (vii) in its entirety and replacing it with the following:
          “(vii) Delivery of Mortgage File. With respect to Transactions the subject of which are Mortgage Loans other than Wet-Ink Mortgage Loans and Repurchased Mortgage Loans, the Sellers shall have delivered to the Custodian the Mortgage File with respect to each Purchased Mortgage Loan and the Custodian shall have issued a Trust Receipt with respect to each such Purchased Mortgage Loan to the Buyer.”
          1.4 Repurchased Mortgage Loan Files. Section 3(b) of the Existing Repurchase Agreement is further amended by adding the following at the end thereof:
          “(xv) Repurchased Mortgage Loans. With respect to Transactions the subject of which are Repurchased Mortgage Loans:
          (A) the applicable Seller shall have initiated a Transaction pursuant to the requirements of Section 3(b)(vi) herein; and

          (B) on the related Purchase Date, (a) the Buyer shall have received a bailee letter in a form acceptable to the Buyer and a Repurchased Mortgage Loan Trust Receipt or (b) the Sellers shall have delivered to the Custodian the related Mortgage Files and the Custodian shall have issued a Mortgage Loan Schedule and Exception Report.”
          1.5 Delivery of Documents. Section 3(c) of the Existing Repurchase Agreement is amended by deleting clause (iv) and replacing it with the following:
          “(iv) The applicable Seller shall deliver to the Custodian the Mortgage File pertaining to each Eligible Asset to be purchased by the Buyer in accordance with (A) Section 3(b)(vii), with respect to Mortgage Loans other than Wet-Ink Mortgage Loans and Repurchased Mortgage Loans, (B) Section 3(b)(x), with respect to Wet-Ink Mortgage Loans and (C) Section 3(b)(xv) with respect to Repurchased Mortgage Loans.”
          1.6 Covenants. Section 12 of the Existing Repurchase Agreement is hereby amended by adding the following at the end thereof:
          (xv) The applicable Seller shall provide to the Custodian the Mortgage File with respect to a Repurchased Mortgage Loan no later than fifteen (15) Business Days after the related Purchase Date for such Repurchased Mortgage Loan.”
          Section 2. Conditions Precedent. This Amendment shall be effective as of October 25, 2006 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
          2.1 Delivered Documents. On the date hereof, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:
          (a) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Sellers and the Guarantor;
          (b) Amendment No. 1 to the Pricing Side Letter, executed and delivered by duly authorized officers of the Buyer, the Sellers and the Guarantor;
          (c) Amendment No. 1 to the Custodial Agreement, executed and delivered by duly authorized officers of the Buyer, the Sellers and the Custodian; and
          (d) such other documents as the Buyer or counsel to the Buyer may reasonably request.
          Section 3. Representations and Warranties. Each of the Sellers and the Guarantor hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

          Section 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Other than as expressly set forth herein, the execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement or any other Facility Document, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Facility Document except as expressly set forth herein.
          Section 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
          SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          Section 7. Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that such Guaranty shall apply to all of the Obligations under the Repurchase Agreement, as it may be amended, modified and in effect, from time to time.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GOLDMAN SACHS MORTGAGE COMPANY,
a New York Limited Partnership

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP.,
a New York corporation, as General Partner

By:	/s/ Michelle Gill

Name:	Michelle Gill
Title:	Vice President

SELLERS:

NEW CENTURY WAREHOUSE CORPORATION

By:	/s/ Kevin Cloyd

	Name:	Kevin Cloyd
	Title:	President

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ Kevin Cloyd

	Name:	Kevin Cloyd
	Title:	Executive Vice President

GUARANTOR:

NEW CENTURY FINANCIAL CORPORATION

By:	/s/ Kevin Cloyd

	Name:	Kevin Cloyd
	Title:	Executive Vice President

By:	/s/ Brad A. Morrice

	Name:	Brad A. Morrice
	Title:	President and Chief Executive Officer